EXHIBIT 99.1


                                                            MERCURY INTERACTIVE
1325 Borregas Avenue, Sunnyvale,CA 94089





                                                     Investor Relations Contact
                                              Anne Marie McCauley, 408-822-5359

                                                       Public Relations Contact
                                                    Dave Peterson, 408-822-5231





MERCURY INTERACTIVE REPORTS SECOND QUARTER RESULTS
o        Revenue: $118.1 Million
o        Earnings Per Share: $0.19 GAAP; $0.22 Non-GAAP
o        Net Increase in Deferred Revenue: $12.7 Million
o        Cash Flow from Operations: $38.2 Million

SUNNYVALE, CALIF. -- JULY 16, 2003 --Mercury Interactive Corporation (NASDAQ:
MERQ), the global leader in business technology optimization (BTO), today reported results for the second quarter ended June 30, 2003.

     Revenue for the second quarter of 2003 was $118.1 million, an increase of 26 percent compared to $94.0 million reported in the second quarter of 2002. Revenue for the first six months of 2003 was $228.4 million, an increase of 24 percent compared to $184.5 million for the same period in 2002.

     Deferred revenue for the second quarter of 2003 increased $12.7 million from the first quarter of 2003 to $194.0 million. Cash generated from operations for the second quarter of 2003 was $38.2 million compared to $35.5 million in the second quarter of 2002.

GAAP RESULTS

     Net income for the second quarter of 2003 was $16.9 million, or $0.19 per diluted share, compared to $18.0 million, or $0.20 per diluted share, for the same period a year ago. Net income for the first six months of 2003 was $35.1 million, or $0.39 per diluted share, compared to $33.2 million, or $0.38 per diluted share, for the same period a year ago.

NON-GAAP RESULTS

     Net income for the second quarter of 2003 was $19.8 million, or $0.22 per diluted share, compared to $13.3 million, or $0.15 per diluted share, for the same period a year ago. Net income for the first six months of 2003 was $38.6 million, or $0.43 per diluted share, compared to $25.4 million, or $0.29 per diluted share, for the same period a year ago. Non-GAAP results, as presented in the attached reconciliation table, exclude the following recurring items: expenses from acquisition and restructuring

Mercury Interactive Reports Second Quarter Results                       Page 2


related charges, amortization of unearned stock-based compensation and intangible assets, gain on early retirement of debt, as well as related income tax provisions or benefits.

     "During the second quarter, Mercury Interactive achieved strong financial results as well as announced two strategic acquisitions and raised $500 million in a convertible notes offering," said Amnon Landan, chairman, CEO and president of Mercury Interactive Corporation. "Our business model is working and we continue to take share in the expanding BTO market."

Q2 2003 BUSINESS HIGHLIGHTS

     o Product revenue (license + subscription): $70.5 million, 23% increase over year ago period

     o Application delivery (Testing) product revenue: $54.5 million, 17% increase over year ago period

     o Application management (APM) product revenue: $16.0 million, 53% increase over year ago period

     o Operating margins: 16% GAAP; 19% Non-GAAP (see attached reconciliation table)

     o Raised $500 million through issuance of zero coupon senior convertible notes due 2008

     o    Cash and investments balance: $1.2 billion

     o    Days sales outstanding (DSO): 64 days

     o    Acquired Performant to deliver and manage J2EE applications

     o Signed definitive agreement to acquire Kintana and expand Optane offerings by adding IT governance product suite

FINANCIAL OUTLOOK

     The following financial outlook is provided based on information as of July 16, 2003.

Management initiates the following guidance, which does not take into account the pending Kintana acquisition, for the quarter ending September 30, 2003:

     o Revenue is expected to be in the range of $118 million to $125 million

     o GAAP diluted earnings per share is expected to be in the range of $0.17 to $0.23

     o Non-GAAP diluted earnings per share is expected to be in the range of $0.19 to $0.25

     o Net increase in deferred revenue is expected to be in the range of $10 to $20 million

     o Cash flow from operations is expected to be in the range of $35 to $45 million

     Non-GAAP guidance is adjusted from GAAP guidance by excluding recurring milestone payments associated with the Performant product integration program of approximately $0.9 million and

Mercury Interactive Reports Second Quarter Results                       Page 3


     amortization expenses of approximately $0.9 million associated with the Freshwater and Performant acquisitions.

Management offers the following guidance, which does not take into account the pending Kintana acquisition, for the full fiscal year ending December 31, 2003:

     o Revenue is expected to be in the range of $480 million to $500 million

     o GAAP diluted earnings per share is expected to be in the range of $0.82 to $0.92

     o Non-GAAP diluted earnings per share is expected to be in the range of $0.90 to $1.00

     Non-GAAP guidance is adjusted from GAAP guidance by excluding recurring milestone payments associated with the Performant product integration program of approximately $2.7 million, amortization expenses of approximately $3.3 million associated with the Freshwater and Performant acquisitions, and a one-time charge of $1.3 million for the Performant in-process research and development.

We expect that the Kintana acquisition will close in the third quarter of 2003. This will result in one-time charges for in-process research and development and severance of approximately $8 to $9 million, or $0.08 to $0.09 per share, in the third quarter. Further, there will be recurring quarterly amortization charges of approximately $3 to $4 million, or $0.03 to $0.04 per share, which will be pro-rated in the third quarter. We expect the effect of the acquisition will be neutral to non-GAAP diluted earnings per share in the third quarter of 2003 and accretive by $0.01 to $0.02 to non-GAAP diluted earnings per share for the full year 2003.

QUARTERLY CONFERENCE CALL

     Mercury Interactive will host a conference call to discuss second quarter results at 8:30 a.m. Eastern Daylight Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company's Investor Relations Web site at http://mercuryinteractive.com/company/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on July 22, 2003. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 545329.

Mercury Interactive Reports Second Quarter Results                       Page 4


ABOUT MERCURY INTERACTIVE

     Mercury Interactive, the global leader in business technology optimization
(BTO), delivers Optane, a suite of integrated products for enterprise testing, production tuning and performance management, that enables customers to optimize business processes and maximize business results. Customers worldwide use Mercury Interactive solutions across their application and technology infrastructures to continuously measure, maximize and manage performance at every level of the business process and each stage of the application lifecycle to improve quality, reduce costs, and align IT with business goals.

     Founded in 1989, Mercury Interactive is headquartered in Sunnyvale, California, with offices in more than 25 countries. Further information is available at www.mercuryinteractive.com or by phone at U.S. +1.408.822.5200.

FORWARD LOOKING STATEMENTS

     This press release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive's expected financial performance, as well Mercury Interactive's future business prospects and product and service offerings. Mercury Interactive's actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the effect of continued weak economic factors on the overall demand for software and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to our expected revenues in future periods; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company's operating results for that quarter; 3) the effect of the timing of the recognition of revenue from products sold under subscription and term licenses; 4) the dependence of Mercury Interactive's financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 5) uncertainties related to the closing of the Kintana transaction and the integration of Kintana's products and services, employees and operations; and, pending the close of the Kintana acquisition, the effect on GAAP earnings of charges from the acquisition; 6) the impairment of the value of investments in non-consolidated companies; 7) the ability to increase sales through our indirect channels as well as

Mercury Interactive Reports Second Quarter Results                       Page 5



international sales; 8) intense competition for Mercury Interactive's products and services; and 9) the additional risks and important factors described in Mercury Interactive's SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 and the Form 10-Q for the quarter ended March 31, 2003, which are available at the SEC's website at www.sec.gov. Additional information will also be set forth in Mercury Interactive's Quarterly Report on Form 10-Q for the three month period ended June 30, 2003, which will be filed with the SEC in the second quarter of 2003. All of the information in this press release is as of July 16, 2003, and Mercury Interactive undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

     Mercury Interactive provides non-GAAP net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Mercury Interactive's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this press release.

                                     # # #



Editor's Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliations from GAAP to Non-GAAP.

Mercury Interactive and Optane are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and select foreign countries. Kintana is a registered trademark of Kintana, Inc. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE
1325 Borregas Avenue, Sunnyvale, CA 94089
Tel: (408) 822-5200
Fax: (408) 822-5300

Mercury Interactive Reports Second Quarter Results                       Page 6


                                                      MERCURY INTERACTIVE CORPORATION
                                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (in thousands, except per share data)
                                                                (unaudited)

                                                              Three months ended             Six months ended
                                                                    June 30,                     June 30,
                                                             ---------------------          ---------------------
                                                                2003         2002             2003         2002
                                                             --------    ---------          --------    ---------
Revenues:
   License fees                                              $ 48,004   $   44,863         $  92,790   $   89,584
   Subscription fees                                           22,487       12,337            41,761       23,616
                                                             --------    ---------          --------    ---------
     Total product revenues                                    70,491       57,200           134,551      113,200
   Maintenance fees                                            38,745       29,280            74,330       56,930
   Professional service fees                                    8,820        7,520            19,560       14,370
                                                             --------    ---------          --------    ---------
     Total revenues                                           118,056       94,000           228,441      184,500
                                                             --------    ---------          --------    ---------
Costs and expenses:
   Cost of license and subscription                             6,757        6,551            13,307       12,896
   Cost of maintenance                                          2,829        2,884             5,508        5,720
   Cost of professional services                                7,460        5,527            14,080        9,825
   Marketing and selling                                       55,806       46,548           108,491       91,965
   Research and development                                    13,120       10,296            24,709       20,920
   General and administrative                                   9,722        7,949            18,822       15,392
   Amortization of unearned stock-based compensation              195          303               384          667
   Acquisition and restructuring related charges                2,197           --             2,197         (537)
   Amortization of goodwill and intangible assets                 699          639             1,157        1,278
                                                             --------    ---------          --------    ---------
     Total costs and expenses                                  98,785       80,697           188,655      158,126
                                                             --------    ---------          --------    ---------
Income from operations                                         19,271       13,303            39,786       26,374
Other income, net                                               2,441        9,457             4,768       15,587
                                                             --------    ---------          --------    ---------
Income before provision for income taxes                       21,712       22,760            44,554       41,961
Provision for income taxes                                      4,777        4,740             9,475        8,781
                                                             --------    ---------          --------    ---------
Net income                                                   $ 16,935    $  18,020          $ 35,079    $  33,180
Net income per share (basic)                                 $   0.20    $    0.21          $   0.41    $    0.40
                                                             ========    =========          ========    =========
Net income per share (diluted)                               $   0.19    $    0.20          $   0.39    $    0.38
                                                             ========    =========          ========    =========
Weighted average common shares (basic)                         85,610       83,817            85,322       83,502
                                                             ========    =========          ========    =========
Weighted average common shares
     and equivalents (diluted)                                 90,506       88,164            89,945       88,227
                                                             ========    =========          ========    =========

Mercury Interactive Reports Second Quarter Results                       Page 7


                                              MERCURY INTERACTIVE CORPORATION
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      (in thousands)
                                                        (unaudited)


                                                                     June 30,            December 31,
                                                                       2003                  2002
                                                                   -------------         ------------
ASSETS
Current assets:
     Cash and cash equivalents                                     $     820,042         $    349,123
     Short-term investments                                              147,369              178,123
     Trade accounts receivable, net                                       83,516               93,095
     Prepaid expenses and other assets                                    54,232               46,548
                                                                   -------------         ------------
         Total current assets                                          1,105,159              666,889
Long-term investments                                                    274,290              137,954
Property and equipment, net                                               89,454               88,516
Investments in non-consolidated companies                                 15,363               15,952
Debt offering costs, net                                                  16,680                6,037
Goodwill                                                                 130,378              113,327
Intangible assets, net                                                     4,761                2,548
Restricted cash                                                            6,000                6,000
Interest rate swap                                                        20,216               17,378
Other assets, net                                                         18,141               21,133
                                                                   -------------         ------------
         Total assets                                              $   1,680,442         $  1,075,734
                                                                   =============         ============

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                              $      12,623         $     12,292
     Accrued liabilities                                                  74,747               71,414
     Income taxes payable                                                 73,781               70,502
     Short-term deferred revenue                                         153,052              135,338
                                                                   -------------         ------------
         Total current liabilities                                       314,203              289,546
Convertible notes                                                        819,718              316,972
Long-term deferred revenue                                                40,914               24,048
                                                                   -------------         ------------
         Total liabilities                                             1,174,835              630,566
                                                                   -------------         ------------

Stockholders' equity:
     Common stock                                                            172                  169
     Additional paid-in capital                                          277,576              254,218
     Treasury stock                                                      (16,082)             (16,082)
     Notes receivable from issuance of stock                              (8,609)             (11,055)
     Unearned stock-based compensation                                      (740)              (1,296)
     Accumulated other comprehensive loss                                 (2,728)              (1,725)
     Retained earnings                                                   256,018              220,939
                                                                   -------------         ------------
         Total stockholders' equity                                      505,607              445,168
                                                                   -------------         ------------
         Total liabilities and stockholders' equity                $   1,680,442         $  1,075,734
                                                                   =============         ============

Mercury Interactive Reports Second Quarter Results                       Page 8



                                              MERCURY INTERACTIVE CORPORATION
                                      Condensed Consolidated Statements of Cash Flows
                                                      (in thousands)
                                                        (unaudited)

                                                                Three Months Ended              Six Months Ended
                                                                      June 30,                      June 30,
                                                                ------------------              ----------------
                                                                  2003          2002            2003        2002
                                                                  ----          ----            ----        ----
Cash flows from operating activities:
     Net income                                               $ 16,935       $ 18,020         $ 35,079    $ 33,180
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization                           4,264          3,861            8,143       7,676
         Sales reserves                                           (830)          (744)          (1,236)        294
         Unrealized gain on interest rate swap                     (58)            --              (92)         --
         Amortization of goodwill and other intangible assets      699            639            1,157       1,278
         Amortization of unearned stock-based compensation         195            303              384         667
         Gain on early retirement of debt                           --         (7,037)              --     (11,610)
         Loss on investment in non-consolidated companies          767             --            1,339         411
         Write-off of in-process research and development        1,280             --            1,280          --
         Deferred income taxes, net                             (1,346)            --            1,076          --

         Changes in assets and liabilities:
               Trade accounts receivable                        (1,831)        (3,872)          13,157       7,497
               Prepaid expenses and other assets, net           (6,351)        (5,951)          (2,558)     (7,705)
               Accounts payable                                  2,456          1,809             (308)        454
               Income taxes payable                              1,311          3,822            2,061       7,633
               Deferred revenue                                  9,386         14,402           30,883      18,989
                                                              --------        -------          --------   --------
                  Net cash provided by operating activities     38,214         35,473           91,413      62,988
                                                              --------       --------         --------    --------

Cash flows from investing activities:
     Maturity of investments                                   881,196         60,380        1,180,168     116,529
     Purchases of investments                                 (962,685)      (142,914)      (1,285,356)   (214,014)
     (Increase) decrease in restricted cash                         --          7,659               --      (6,000)
     Purchases of investments in non-consolidated companies       (750)          (750)            (750)     (1,500)
     Cash paid in conjunction with the acquisition
         of Performant, net                                    (21,925)            --          (21,925)         --
     Acquisition of property and equipment, net                 (5,947)        (2,019)          (7,633)     (3,779)
                                                              --------       --------         --------    --------
                  Net cash used in investing activities       (110,111)       (77,644)         (135,496)  (108,764)
                                                              --------       --------         --------    --------

Cash flows from financing activities:
     Proceeds from issuance of convertible notes               488,198             --          488,198          --
     Issuance of common stock, net                              12,846          4,510           23,533      14,247
     Collection of notes receivable from issuance of stock          32            364            2,446         873
     Repayment of convertible notes                                 --        (39,917)              --     (64,640)
                                                              --------       --------         --------    --------
                  Net cash provided by (used in) financing
                    activities                                 501,076        (35,043)         514,177     (49,520)
                                                              --------       --------         --------    --------
Effect of exchange rate changes on cash                            634           (197)             825         443
                                                              --------       --------         --------    --------
Net increase (decrease) in cash and cash equivalents           429,813        (77,411)         470,919     (94,853)
Cash and cash equivalents at beginning of period               390,229        230,855          349,123     248,297
                                                              --------       --------         --------    --------
Cash and cash equivalents at end of period                    $820,042       $153,444         $820,042    $153,444
                                                              ========       ========         ========    ========


Mercury Interactive Reports Second Quarter Results                       Page 9




                                              MERCURY INTERACTIVE CORPORATION
                                      Table of Reconciliations from GAAP to Non-GAAP
                                                      (in thousands)
                                                        (unaudited)

                                                               Three months ended               Six months ended
                                                                      June 30,                        June 30,
                                                           ---------------------------       -------------------------
                                                                 2003             2002              2003          2002
                                                           ----------      -----------       -----------     ---------

GAAP Net Income to Non-GAAP Net Income:
GAAP net income                                            $   16,935      $    18,020       $    35,079     $  33,180
In-process research and development (Performant)                1,280               --             1,280            --
Bonus program (Performant)                                        917               --               917            --
Gain on reversal of restructuring charge                           --               --                --         (537)
Amortization of stock-based compensation and
   other intangible assets (Freshwater)                           635              942             1,282         1,945
Amortization of stock-based compensation and
   other intangible assets (Performant)                           259               --               259            --
                                                           ----------      -----------       -----------     ---------
     Total costs and expenses                                  20,026           18,962            38,817        34,588
Gain on early retirement of debt                                   --          (7,037)                --      (11,610)
                                                           ----------      -----------       -----------     ---------
Income before (provision) benefit for income taxes             20,026           11,925            38,817        22,978
(Provision) benefit for income taxes                             (183)           1,407             (183)         2,429
                                                           ----------      -----------       -----------     ---------
Non-GAAP net income                                        $   19,843      $    13,332       $    38,634     $  25,407
                                                           ==========      ===========       ===========     =========


GAAP Dilutive EPS to Non-GAAP Dilutive EPS:
GAAP net income per share (diluted)                        $     0.19      $      0.20       $      0.39     $    0.38
In-process research and development (Performant)                 0.01               --              0.02            --
Bonus program (Performant)                                       0.01               --              0.01            --
Gain on reversal of restructuring charge                           --               --                --         (0.01)
Amortization of stock-based compensation and
     other intangible assets (Freshwater)                        0.01             0.01              0.02          0.02
Amortization of stock-based compensation and
     other intangible assets (Performant)                         --  (1)           --               --  (1)        --
Gain on early retirement of debt                                  --             (0.08)              --          (0.13)
(Provision) benefit for income taxes                              --  (1)         0.02               --  (1)      0.03
                                                           ----------      -----------       -----------     ---------
Non-GAAP net income per share (diluted)                    $     0.22      $      0.15       $      0.43 (2) $    0.29
                                                           ==========      ===========       ===========     =========
     (1) Amount is less than $0.005
     (2) Amounts do not foot to rounding

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin                                            16.3%            14.2%             17.4%         14.3%
In-process research and development (Performant)                  1.0%             0.0%              0.6%          0.0%
Bonus program (Performant)                                        0.8%             0.0%              0.4%          0.0%
Gain on reversal of restructuring charge                          0.0%             0.0%              0.0%         (0.3)%
Amortization of stock-based compensation and
     other intangible assets (Freshwater)                         0.5%             1.0%              0.6%          1.1%
Amortization of stock-based compensation and
     other intangible assets (Performant)                         0.2%             0.0%              0.1%          0.0%
                                                           ----------      -----------       -----------     ---------
Non-GAAP operating margin                                        18.9%            15.2%             19.1%         15.1%
                                                           ==========      ===========       ===========     =========